Exhibit 99.1

RIVERBED TO BE ACQUIRED BY THOMA BRAVO FOR $21.00 PER SHARE IN CASH

Transaction Values Riverbed at Approximately $3.6 Billion

SAN FRANCISCO, CA – December 15, 2014 – Riverbed Technology (RVBD), the leader in application performance infrastructure, today announced that it has entered into a definitive agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC and Teachers’ Private Capital, the private investor department of Ontario Teachers’ Pension Plan. Under the terms of the agreement, Riverbed stockholders will receive $21.00 per share in cash, or a total of approximately $3.6 billion. The agreement was unanimously approved by Riverbed’s Board of Directors following a comprehensive review of strategic and financial alternatives that the Company announced in October, 2014.

“We are extremely pleased with this transaction, which we believe will be a winning proposition for all of our stakeholders,” said Jerry M. Kennelly, chairman and CEO of Riverbed. “Having undertaken a thorough strategic review, during which we assessed a wide variety of options to maximize value, the Board unanimously concluded that partnering with Thoma Bravo was the best choice for Riverbed, as this transaction will provide our stockholders with significant and immediate cash value. Further, Thoma Bravo is a highly regarded private equity firm with deep experience in the technology industry and a 30-year track record of helping companies like ours flourish. With the benefit of Thoma Bravo’s knowledge and insights, combined with the added flexibility we will have as a private company, Riverbed will be able to focus on reaching the next level of growth, which will benefit our employees, customers and partners.”

“Riverbed’s strong product portfolio provides unmatched optimization, visibility and control across the hybrid enterprise, which has positioned the Company extremely well in a rapidly-changing landscape,” said Orlando Bravo, a managing partner at Thoma Bravo. “We look forward to working with the talented team at Riverbed to strengthen their leadership position and the value they deliver to customers. All of us at Thoma Bravo are excited to help Riverbed reach its full potential.”

“This investment is the largest in Thoma Bravo’s history, and it marks a continued emphasis on and confidence in companies that deliver mission-critical technologies for an expanding, global customer base,” added Seth Boro, a managing partner at Thoma Bravo. “Riverbed is at the forefront, providing world-class solutions in application performance infrastructure to more than 25,000 customers worldwide, including 97 percent of the Fortune 100 and Forbes Global 100.”

Riverbed CEO Jerry Kennelly will remain with the Company in the same capacity. The transaction, which is expected to close in the first half of 2015, is subject to approval by Riverbed stockholders, regulatory approvals, including antitrust review in the U.S., Germany and Taiwan, and review and clearance by the Committee on Foreign Investment in the U.S., and other customary closing conditions. There are no financing conditions associated with the proposed agreement.

Qatalyst Partners and Goldman, Sachs & Co. are serving as financial advisors to Riverbed, and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor. Kirkland & Ellis is serving as legal advisor to Thoma Bravo.

About Riverbed

Riverbed, at more than $1 billion in annual revenue, is the leader in Application Performance Infrastructure, delivering the most complete platform for the hybrid enterprise to ensure applications perform as expected, data is always available when needed, and performance issues can be proactively detected and resolved before impacting business performance. Riverbed enables hybrid enterprises to transform application performance into a competitive advantage by maximizing employee productivity and leveraging IT to create new forms of operational agility. Riverbed’s 25,000+ customers include 97% of both the Fortune 100 and the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations and provide capital to support growth initiatives. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $7.5 billion of equity commitments. For more information, visit www.thomabravo.com.

About Ontario Teachers’ Pension Plan

Ontario Teachers’ Pension Plan is Canada’s largest single-profession pension plan with C$140.8 billion in net assets. It pays pensions and invests plan assets on behalf of 307,000 working and retired teachers. Established as an independent organization in 1990, it has built an international reputation for innovation and leadership in investment management and member services. Teachers’ employs more than 1,000 employees at its head office in Toronto, Canada, and investment offices in London, Hong Kong, and New York. Teachers’ Private Capital is the private equity arm of Teachers’, and currently has $15 billion of invested capital. Please see www.otpp.com for further information.

Legal Notice Regarding Forward-Looking Statements

This press release, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Thoma Bravo a termination fee and/or reimbursement of their expenses; (v) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Forms 10-K for its fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

CONTACTS

For Riverbed Technology:

INVESTORS

Riverbed Technology

Shanye Hudson

415-527-4709

shanye.hudson@riverbed.com

MEDIA:

Sard Verbinnen & Co

John Christiansen / Michael Henson

415-618-8750 / 212-687-8080

jchristiansen@sardverb.com / mhenson@sardverb.com

For Thoma Bravo:

Lane PR

Jeff Segvich

503-546-7870

jeff@lanepr.com

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